ASSIGNMENT AND MODIFICATION OF LEASE



                   AGREEMENT FOR PREPAID RENT AND DELIVERY OF
                     PREMISES UNDER ASSIGNMENT OF LEASE FOR
                  PREMISES LOCATED AT PACTRUST BUSINESS CENTER

We hereby agree to the following:

1. Agritope, Inc., shall post security in the form of cash to assure payment of rent under the above-referenced Lease during the period which American Show Management, Inc., ("ASM") remains liable to Pacific Realty Associates, LP. An amount of $113,135.00 shall be placed in an escrow account to be released beginning April 1, 1998. Each month thereafter, $10,285.00 shall be released from escrow for payment of the base rent. Agritope, Inc., shall be entitled to receive all interest to accrue on the escrow fund and shall be responsible for all escrow fees.

         Upon Signature of this Lease, Agritope, Inc., shall provide March 1998, rent of $10,285.00 as well as an amount equal to $11,210.00 as a security deposit to be held by ASM, Inc., for the last month of the lease term. Upon termination of the lease guarantee by ASM, Inc., the security deposit will be forwarded to Pacific Realty Associates, LP for replacement of its security deposit.

2. ASM, Inc., agrees to deliver possession of the Premises on or before January 15, 1998. If delivery is delayed past this date, ASM, Inc., will reimburse Agritope, Inc., in an amount equal to $338.14 per day for each day past January 15, 1998, that possession is delayed, unless delay is caused by a force majeure. Total reimbursement shall not exceed $15,210.00.


AGREED AND ACCEPTED:                            AGREED AND ACCEPTED:


/s/ [illegible]                                 /s/ Matthew A. Kramer
American Show Management, Inc.                  Agritope, Inc.

                      ASSIGNMENT AND MODIFICATION OF LEASE



DATED:            NOVEMBER 7, 1997

BETWEEN:          PACIFIC REALTY ASSOCIATES, L.P.,                    LANDLORD
                  A DELAWARE LIMITED PARTNERSHIP

AND:              AMERICAN SHOW MANAGEMENT, INC.,
                  AN OREGON CORPORATION                               ASSIGNOR

AND:              AGRITOPE, INC.,
                  AN OREGON CORPORATION                               ASSIGNEE


                  Pacific Realty Associates, L.P., a Delaware limited partnership, as Landlord and Assignor, as Tenant, entered into a written lease dated October 4, 1995, covering approximately 11,059 square feet of office and warehouse space located in Building C, PacTrust Business Center, 16160 S.W. Upper Boones Ferry Road, Portland, Oregon 97224 (hereinafter referred to as "the Premises"). By Lease Amendment dated June 3, 1996, the Lease was amended. Such documents are hereinafter jointly referred to as "the Lease." The Lease expires May 31, 2001.

                  Assignor wishes to assign unto Assignee all of Assignor's interest under the Lease.

                  NOW, THEREFORE, the parties agree as follows:

         1. Assignor hereby assigns unto Assignee all of Assignor's interest under the Lease effective as of March 1, 1998. Assignee accepts such assignment and agrees to perform all obligations of Tenant accruing after such date, including payment of rent and all other charges imposed upon Tenant by the Lease.

         2. Assignor shall be released from all its responsibilities for performance of all of Assignor's obligations under the Lease as of February 28, 1999, provided that:

                  2.1. Upon execution of this Assignment and Modification of Lease Agreement, Assignee's market capitalization is greater than or equal to Twenty Million and No/100 dollars ($20,000,000.00); and

                  2.2. Assignee is not then in default and has not been in default under the Lease prior to February 28, 1999.

         3. The Use of the Premises as defined in Paragraph 1(a) of the Lease shall be modified to read "Tenant shall use the Premises only for the purpose of conducting the following business: General office and laboratory space for an agricultural biotechnology company. If such use is prevented by any law or governmental regulation, Tenant may use the Premises for other reasonable uses."

         4. Provided that, as of February 28, 1999, Assignee is not in default under the Lease, the Lease shall be extended for an additional 22 months commencing June 1, 2001 and continuing through February 28, 2003.

         5. Base rent shall be according to the following schedule:

-----------------------------------------------------------------------------
                                                          BASE RENT
PERIOD                                                    PER MONTH
-----------------------------------------------------------------------------
March 1, 1998 through May 31, 2001                       $10,285.00
-----------------------------------------------------------------------------
June 1, 2001 through February 28, 2003                   $11,210.00
-----------------------------------------------------------------------------

         6. Effective March 1, 1998 the Lease shall become a "triple net" lease, therefore:

                  6.1.     Utility Charges:  Maintenance.

                           6.1.1.  Tenant  shall  pay when due all  charges  for
electricity, natural gas, water, garbage collection, janitorial service, sewer, and all other utilities of any kind furnished to the Premises during the lease term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an equitable basis. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.

                           6.1.2.  Landlord  shall repair and maintain the roof,
gutters, downspouts, exterior walls, building structure, foundation, exterior paved areas, and curbs of the Premises in good condition. Except for such obligations of Landlord, Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include maintenance and repair of the electrical system, plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises.

                           6.1.3.  If the  Premises  have a  separate  entrance,
Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind.

                  6.2.     Taxes, Assessments, and Operating Expenses.

                           6.2.1.  In  conjunction  with monthly rent  payments,
Tenant shall each month pay a sum representing Tenant's proportionate share of real property taxes and operating expenses for the Premises. Such amount shall annually be estimated by Landlord in good faith to reflect actual or anticipated costs. Upon termination of the Lease or at periodic intervals during the term hereof, Landlord shall compute its actual costs for such expenses during such period. Any overpayment by Tenant shall be credited to Tenant, and any deficiency shall be paid by Tenant within fifteen (15) days after receipt of Landlord's statement. Landlord's records of expenses for taxes and operating expenses may be inspected by Tenant at reasonable times and intervals.

                           6.2.2. Tenant's  proportionate share of real property
taxes shall mean that percentage of the total assessment affecting the Premises which is me same as the percentage which the rentable area of the Premises bears to the total rentable area of all buildings covered by the tax statement. Tenant's proportionate share of operating expenses for the Building shall be computed by dividing the rentable area of the Premises by the total rentable area of the Building. If in Landlord's reasonable judgment either of these methods of allocation results in an inappropriate allocation to Tenant, Landlord shall select some other reasonable method of determining Tenant's proportionate share.


                           6.2.3.   Real   property   taxes  charged  to  Tenant
hereunder shall include all general real property taxes assessed against the Premises or payable during the lease term, installment payments on Bancrofted special assessments, and any rent tax, tax on Landlord's interest under the Lease, or any tax in lieu of the foregoing, whether or not any such tax is now in effect. Tenant shall not, however, be obligated to pay any tax based upon Landlord's net income.

                           6.2.4. Operating expenses charged to Tenant hereunder
shall include all usual and necessary costs of operating and maintaining the Premises, Building, and any surrounding common areas including, but not limited to, the cost of all utilities or services not paid directly by Tenant, property insurance, property management, maintenance and repair of landscaping, parking areas, and any other common facilities. Operating expenses shall not include roof replacement or correction of structural deficiencies of the Building.

         7. The following environmental language will be in effect effective March 1, 1998 and continuing though the extended term:

                  7.1. Definitions. The term "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or other governmental order pertaining to the protection of health, safety or the environment. The term "Hazardous Substance" shall mean any hazardous, toxic, infectious or radioactive substance, waste and material as defined or listed by any Environmental Law and shall include, without limitation, petroleum oil and its fractions.

                  7.2. Use of Hazardous Substances. Tenant shall not cause or permit any Hazardous Substance to be spilled, leaked, disposed of or otherwise released on or under the Premises. Tenant may use and sell on the Premises only those Hazardous Substances typically used and sold in the prudent and safe operation of the business permitted by Paragraph 1 of the Lease. Tenant may store such Hazardous Substances on the Premises, but only in quantities necessary to satisfy Tenant's reasonably anticipated needs. Tenant shall comply with all Environmental Laws and exercise the highest degree of care in the use, handling and storage of Hazardous Substances and shall take all practicable measures to minimize the quantity and toxicity of Hazardous Substances used, handled or stored on the Premises.

                  7.3. Notices. Tenant shall immediately notify Landlord upon becoming aware of the following: (a) any spill, leak, disposal or other release of a Hazardous Substance on, under or adjacent to the Premises; (b) any notice or communication from a governmental agency or any other person relating to any Hazardous Substance on, under or adjacent to the Premises; or (c) any violation of any Environmental Law with respect to the Premises or Tenant's activities on or in connection with the Premises.

                  7.4. Spills and Releases. In the event of a spill, leak, disposal or other release of a Hazardous Substance on or under the Premises caused by any party other than Landlord or any of Landlord's contractors, agents or employees or invitees, or the suspicion or threat of the same, Tenant shall
(i) immediately undertake all emergency response necessary to contain, cleanup and remove the released Hazardous Substance, (ii) promptly undertake all investigatory, remedial, removal and other response action necessary or appropriate to ensure that any Hazardous Substances contamination is eliminated to Landlord's reasonable satisfaction, and (iii) provide Landlord copies of all correspondence with any governmental agency regarding the release (or threatened or suspected release) or the response action, a detailed report documenting all such response action, and a certification that any contamination has been eliminated. All such response action shall be performed, all such reports shall be prepared and all such certifications shall be made by an environmental consultant reasonably acceptable to Landlord.

                  7.5. Condition Upon Termination. Upon expiration of the Lease or sooner termination of the Lease for any reason, Tenant shall remove all Hazardous Substances and facilities used for the storage or handling of Hazardous Substances from the Premises and restore the affected areas by repairing any damage caused by the installation or removal of the facilities. Following such removal, Tenant shall have a qualified engineer certify in writing to Landlord that all such removal is complete.

                  7.6. Assignment and Subletting. Notwithstanding the provisions of Paragraph 9 of the Lease, it shall not be unreasonable for Landlord to withhold its consent to any assignment, sublease or other transfer of the Tenant's interest in the Lease if a proposed transferee's anticipated use of the Premises involves the generation, storage, use, sale, treatment, release or disposal of any Hazardous Substance.

                  7.7.     Indemnity.

                           7.7.1 By Tenant.  Tenant shall indemnify,  defend and
hold harmless Landlord, its employees and agents, any persons holding a security interest in the Premises, and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Tenant or any of its contractors, agents or employees or invitees. Tenant's obligations under under this paragraph shall survive the expiration or termination of the Lease for any reason. Landlord's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Landlord may be entitled under this agreement or otherwise.

                           7.7.2. By Landlord.  Landlord shall indemnify, defend
and hold harmless Tenant and its employees and agents and the respective successors and assigns of each of them from and against any and all claims, demands, liabilities, damages, fines, losses, costs (including without limitation the cost of any investigation, remedial, removal or other response action required by Environmental Law) and expenses (including without limitation attorneys' fees and expert fees in connection with any trial, appeal, petition for review or administrative proceeding) arising out of or in any way relating to the actual or alleged use, treatment, storage, generation, transport, release, leak, spill, disposal or other handling of Hazardous Substances on the Premises by Landlord, or any of its contractors, agents or employees or by Landlord's previous tenants of the Premises. Landlord's obligations under this paragraph shall survive the expiration or termination of the Lease for any reason. Tenant's rights under this paragraph are in addition to and not in lieu of any other rights or remedies to which Tenant may be entitled under this Agreement or otherwise.

         8. Subject to the provisions of Paragraph 7, above, Tenant shall be entitled to use and store those substances listed on the attached Exhibit A. Tenant shall not store substances in amounts in excess of those listed on Exhibit A without first obtaining Landlord's approval and the approval of any governmental agency with such authority.

         9. The cost of all tenant improvements, which must be mutually acceptable to all parties, shall be at Assignor's and/or Assignee's sole cost and expense.

         10. Indemnification.

                  10.1. Indemnity by Assignor. Assignor hereby agrees to indemnify, defend, protect, and hold harmless Assignee from and against any and all losses, liabilities, claims, costs, and expenses (including reasonably attorney fees) arising out of or in any way related to Assignor's failure to perform its obligations under the Lease or this Assignment or arising out of use of the Premises by Assignor or its agents, employees, contractors, customers, or invitees before the effective date of this Assignment.

                  10.2. Indemnity by Assignee. Assignee hereby agrees to indemnify, defend, protect, and hold harmless Assignor from and against any and all losses, liabilities, claims, costs, and expenses (including reasonably attorney fees) arising out of or in any way related to Assignee's failure to perform its obligations under the Lease or this Assignment or arising out of use of the Premises by Assignee or its agents, employees, contractors, customers, or invitees before the effective date of this Assignment.

         11.      Status of Lease; Property Removal.

                  11.1. Status of Lease. Assignor represents and warrants:

                           11.1.1. That the Lease is in full force and effect in
accordance with its terms;

                           11.1.2.  That  the  Lease  has not  been  amended  or
modified except as stated in this Assignment;

                           11.1.3. That Assignor is not in default of the Lease;
and

                           11.1.4.  That as of the execution of this  Agreement,
Assignor is not delinquent in the payment of any rental under the Lease.

                  11.2 Property Removal. Assignor hereby agrees not to remove any improvements, alterations, or fixtures from the Premises. Assignor agrees to remove all of its personal property from the Premises prior to March 1, 1998

         12. This agreement shall be contingent upon and shall only become effective when the separation of Assignee from its current sole shareholder, Epitope, Inc., has bee completed by distribution to the existing shareholders of Epitope, Inc., all of the outstanding stock of Assignee. In the event such separation has not occurred within ------- (---) days of the date of this Assignment, then this Assignment shall become null and void.

         13. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the extended term.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                                         LANDLORD:

                                         PACIFIC REALTY ASSOCIATES, L.P.,
                                         a Delaware limited partnership

                                         By:   PacTrust Realty, Inc.
                                               a Delaware corporation,
                                               its General Partner


Date: Nov 14              , 1997               By:    /s/ Sam K. Briggs

                                                      Sam K. Briggs
                                                      Marketing Director

                                         ASSIGNOR:

                                         AMERICAN SHOW MANAGEMENT, INC.,
                                         an Oregon corporation


Date: Nov 13              , 1997         By:  /s/ [illegible]
                                         Name: Patrick J. [illegible]
                                         Title:  President

                                         ASSIGNEE:

                                         AGRITOPE, INC.,
                                         an Oregon corporation

                                         By:  /s/ Gilbert Miller
                                         Name:  Gilbert Miller
                                         Title: Exec. VP

                                         By:  /s/ Adolph Ferro
                                         Name:  Adolph Ferro
                                         Title: President, CEO

                                         Address for Legal  Notices/Invoices  to
                                         Assignee:
                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------
                                         (Note:  Unless a  different  address is
                                         indicated  above,  notices to  Assignee
                                         will be addressed to the Premises.)


                                         Assignee Employer Identification
                                         Number:
                                         ---------------------------------------

                                 LEASE AMENDMENT



DATED:           JUNE 3, 1996

BETWEEN:         PACIFIC REALTY ASSOCIATES, L.P.,
                 A DELAWARE LIMITED PARTNERSHIP                       LANDLORD

AND:             AMERICAN SHOW MANAGEMENT,INC.,
                 AN OREGON CORPORATION                                TENANT



          By written lease dated October 4, 1995, Tenant leased from Landlord approximately 11,059 square feet of space in Building C, PacTrust Business Center, 16160 S.W. Upper Boones Ferry Road, Portland, Oregon 97224 (hereinafter referred to as the "Premises"). Such document is hereinafter referred to as the "Lease."

          Tenant's occupancy of the Premises was delayed until January 1, 1996.

          NOW, THEREFORE, the parties agree as follows:

     1. The improvements required to be constructed by Landlord under the Lease have been substantially completed and are accepted by Tenant.

     2. The Commencement Date of the Lease is January 1, 1996.

     3. The Termination Date of the Lease is May 31, 2001.

     4. Base rent shall be according to the revised schedule:

                                                             Base Rent
        Period                                               Per Month
        ------------------------------------------           ---------
        January 1, 1996 through March 31, 1996               $      0.00
        April 1, 1996 through December 31, 1997              $  9,900.00
        January 1, 1998 through February 28, 1998            $      0.00
        March 1, 1998 through May 31, 2001                   $ 10,200.00

         5. Except as expressly modified hereby, all terms of the Lease shall remain in full force and effect and shall continue through the termination date.

                  IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year first written above.

PACIFIC REALTY ASSOCIATES, LP.,                AMERICAN SHOW MANAGEMENT,
A DELAWARE LIMITED PARTNERSHIP                 INC.,
                                               AN OREGON CORPORATION
BY PACTRUST REALTY, INC., A DELAWARE
  CORPORATION, ITS GENERAL PARTNER


         By       /s/ Sam K. Briggs            By    [illegible]
                  Sam K. Briggs                Name  Patrick J. [illegible]
                  Marketing Director           Title President & COO

                                      LEASE



DATED:            OCTOBER 4, 1995

BETWEEN:          PACIFIC REALTY ASSOCIATES, L.P.,
                  A DELAWARE LIMITED PARTNERSHIP                  LANDLORD


AND:              AMERICAN SHOW MANAGEMENT, INC.,
                  AN OREGON CORPORATION                           TENANT


                  Tenant wishes to lease from Landlord the following described property, hereinafter referred to as "the Premises":

                  Approximately 11,058 square feet of space located in Building C, PacTrust Business Center, 16160 S.W. Upper Boones Ferry Road, Portland, Oregon 97224 and as further described on the attached Exhibits A, B and C.

                  If the Premises consist of a portion but not all of a building, the building housing the Premises is hereinafter referred to as "the Building."

                  Landlord leases the Premises to Tenant for a term of 65.5 months commencing December 15, 1995 and continuing through May 31, 2001. No base rent shall be due for the first three (3) months and the 25th and 26th months of the lease term. Base rent shall be according to the following schedule:

                                                           Base Rent
     Period                                                Per Month
     --------------------------------------------          ---------
     December 15, 1995 through March 14, 1996              $     0.00
     March 15 1996 through December 31, 1997               $ 9,900.00
     January 1, 1998 through February 28, 1998             $     0.00
     March 1, 1998 through May 31, 2001                    $10,200.00

If Landlord consents, Tenant may occupy the Premises prior to such commencement date on a rent-free basis and upon compliance with all terms of this lease. Rent for the third month of the lease term has been paid upon execution of this lease.

                  Delivery of possession shall occur when the Premises are occupied by Tenant or are ready to be occupied by Tenant with all work to be performed by Landlord substantially completed. No notice shall be required from Landlord if the Premises are ready on the date set for commencement of the term or on the first business day thereafter. If Landlord is unable to deliver possession of the Premises to Tenant because of strikes, acts of

God, or any other cause beyond Landlord's control, then Tenant may take possession when Landlord notifies Tenant that the Premises are ready for possession, and the term of this lease shall commence on the first day of the first month following such date and continue for the specified number of months thereafter, notwithstanding the commencement and termination dates stated above. Tenant shall owe no rent until the Premises are ready for possession. Landlord shall have no liability for such delays in delivery of possession, and neither party shall have the right to terminate except that Landlord may cancel this lease without liability if permission to construct, use, or furnish necessary utilities to the Premises is denied or revoked by any governmental agency or public utility with such authority.

                  This lease is subject to the following additional terms to which the parties agree:

         1.       USE OF THE PREMISES.

                  (a) Tenant shall use the Premises only for the purpose of conducting the following business:

                       General office for trade show management.

If such use is prevented by any law or governmental regulation, Tenant may use the Premises for other reasonable uses.

                  (b) In connection with its use, Tenant shall at its expense comply with all applicable laws, ordinances, and regulations of any public authority, including those requiring alteration of the Premises because of Tenant's specific use; shall create no nuisance nor allow any objectionable liquid, odor, or noise to be emitted from the Premises; shall store no gasoline or other highly combustible materials on the Premises which would violate any applicable fire code or regulation nor conduct any operation that will increase Landlord's fire insurance rates for the Premises; and shall not overload the floors or electrical circuits of the Premises. Landlord shall have the right to approve the installation of any power-driven machinery by Tenant and may select a qualified electrician whose opinion will control regarding electrical circuits and a qualified engineer or architect whose opinion will control regarding floor loads. Allowable ground floor load shall be 300 pounds per square foot.

                  (c) Tenant may erect a sign stating its name, business, and product after first securing Landlord's written approval of the size, color, design, wording, and location, and all necessary governmental approvals. No signs shall be painted on the Building or exceed the height of the Building. All signs installed by Tenant shall be removed upon termination of this lease with the sign location restored to its former state.

                  (d) Tenant shall make no alterations, additions, or improvements to the Premises or change the color of the exterior without Landlord's prior written consent and without a valid building permit issued by the appropriate governmental agency. Upon termination of this lease, any such alterations, additions, or improvements (including without limitation all electrical, lighting, plumbing, heating and air-conditioning equipment, doors, windows, partitions, drapery, carpeting, shelving, counters, and physically attached fixtures) shall at once become part of the realty and belong to Landlord unless the terms of the applicable consent provide otherwise, or Landlord requests that part or all of the additions, alterations, or improvements be removed. In such case, Tenant shall at its sole cost and expense promptly remove the specified additions, alterations, or improvements and repair and restore the Premises to its original condition.

         2.       SECURITY DEPOSIT.

                  Tenant has deposited with Landlord the sum of $10,200.00, hereinafter referred to as "the Security Deposit," to secure the faithful performance by Tenant of each term, covenant, and condition of this lease. If Tenant shall at any time fail to make any payment or fail to keep or perform any term, covenant, and condition on its part to be made or performed or kept under this lease. Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation under this lease, use, apply or retain the whole or any part of the Security Deposit (i) to the extent of any sum due to Landlord; or (ii) to make any required payment on Tenant's behalf; or (iii) to compensate Landlord for any loss, damage, attorneys' fees, or expense sustained by Landlord due to Tenant's default. In such event, Tenant shall, within 5 days of written demand by Landlord, remit to Landlord sufficient funds to restore the Security Deposit to its original sum; Tenant's failure to do so shall be a material breach of this lease. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit. Should Tenant comply with all of the terms, covenants, and conditions of this lease and at the end of the term of this lease leave the Premises in the condition required by this lease, then the Security Deposit, less any sums owing to Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee of Tenant's interests hereunder) within 30 days after the termination of this lease and vacancy of the Premises by Tenant.

         3.       UTILITY CHARGES; MAINTENANCE.

                  (a) Tenant shall pay when due all charges for electricity, natural gas, garbage collection, janitorial service, and all other utilities of any kind furnished to the Premises during the lease term. If charges are not separately metered or stated, Landlord shall apportion the utility charges on an equitable basis. Landlord shall have no liability resulting from any interruption of utility services caused by fire or other casualty, strike, riot, vandalism, the making of necessary repairs or improvements, or any other cause beyond Landlord's reasonable control. Tenant shall control the temperature in the Premises to prevent freezing of any sprinkler system.

                  (b) Landlord shall repair and maintain the roof, gutters, downspouts, exterior walls, building structure, foundation, exterior paved areas, and curbs of the Premises in good condition. Except for such obligations of Landlord, Tenant shall keep the Premises neatly maintained and in good order and repair. Tenant's responsibility shall include maintenance and repair of the exposed electrical system, above-slab plumbing, drainpipes to sewers, air-conditioning and heating systems, overhead and personnel doors, and the replacement of all broken or cracked glass with glass of the same quality. Tenant shall refrain from any discharge that will damage the septic tank or sewers serving the Premises.

                  (c) If the Premises have a separate entrance, Tenant shall keep the sidewalks abutting the Premises or the separate entrance free and clear of snow, ice, debris, and obstructions of every kind.

         4.       TAXES AND ASSESSMENTS.

                  (a) Landlord shall pay as due all taxes and assessments levied against the Premises during the lease term. Tenant shall reimburse Landlord for any increase in real property taxes and assessments on the Premises over those assessed for the fiscal year January through December, 1996, or the first fiscal year during which the Premises are assessed as a completed structure, whichever is later. If the tax statement covers property in addition to the Premises, then Tenant shall pay only that portion of the increase which is in proportion to the area of the Premises compared to the area of all property covered by the tax statement. Landlord shall annually furnish Tenant with a statement showing its share of such tax increases, and Tenant shall pay the entire amount within 10 days.

                  (b) Tenant shall pay all personal property taxes assessed against its property or trade fixtures on the Premises.

                  (c) If during the lease term a tax is assessed upon the Landlord's interest under this lease which is in lieu of the ad valorem real property tax, then to the extent permitted by law, Tenant shall pay a portion of the new tax equivalent to the portion of the ad valorem taxes which it was paying prior to the imposition of such tax. Tenant, however, shall have no obligation to pay any income, profits, or franchise tax levied upon the net income derived by Landlord from this lease.

         5.       PARKING AND STORAGE AREAS.

                  (a) Tenant, its employees, and customers shall have the exclusive right to use any private parking spaces immediately adjacent to the Premises. Landlord shall mark six (6) spaces for Tenant's visitors. Tenant shall control the use of such parking spaces so that there will be no unreasonable intereference with the normal traffic flow, and shall permit no parking on any landscaped or unpaved surface. Under no circumstances shall trucks serving the Premises be permitted to block streets.

                  (b) Tenant shall not store any materials, supplies, or equipment outside in any unapproved or unscreened area. If Tenant erects any visual barriers for storage areas, Landlord shall have the right to approve the design and location. Trash and garbage receptacles shall be kept covered at all times.

         6.       LIABILITY.

                  (a) Tenant shall not allow any liens to attach to the Premises as a result of its activities. Tenant shall indemnify and defend Landlord from any claim, liability, damage, or loss arising out of any activity on the Premises by Tenant, its agents, or invitees or resulting from Tenant's failure to comply with any term of this lease.

                  (b) Tenant shall carry general liability insurance on an occurrence basis with combined single limits of not less than $1,000,000. Such insurance shall be provided by an insurance carrier reasonably acceptable to Landlord and shall be evidenced by a certificate delivered to Landlord stating that the coverage will not be canceled or materially altered without 10 days' advance written notice to Landlord. Landlord shall be named as an additional insured on such policy.

         7.       PROPERTY DAMAGE; SUBROGATION WAIVER.

                  (a) If fire or other casualty causes damage to the Building or the Premises in an amount exceeding 30 percent of the full construction-replacement cost of the Building or Premises, respectively, Landlord may elect to terminate this lease as of the date of the damage by notice in writing to Tenant within 30 days after such date. Otherwise, Landlord shall promptly repair the damage and restore the Premises to their former condition as soon as practicable. Rent shall be reduced during the period to the extent the Premises are not reasonably usable for the use permitted by this lease because of such damage and required repairs.

                  (b) Landlord shall be responsible for insuring the Building, and Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises.

                  (c) Neither party shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks covered by a standard fire insurance policy with extended coverage and sprinkler leakage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

         8.       CONDEMNATION.

                  If a condemning authority takes the entire Premises or a portion sufficient to render the remainder unsuitable for Tenant's use, then either party may elect to terminate this lease effective on the date that title passes to the condemning authority. Otherwise, Landlord shall proceed as soon as practicable to restore the remaining Premises to a condition comparable to that existing at the time of the taking. Rent shall be abated during the period of restoration to the extent the Premises are not reasonably usable by Tenant, and rent shall be reduced for the remainder of the term in an amount equal to the reduction in rental value of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord.

         9.       ASSIGNMENT AND SUBLETTING.

                  (a) Tenant shall not assign its interest under this lease nor sublet the Premises without first obtaining Landlord's consent in writing. This provision shall apply to all transfers by operation of law or through mergers and changes in control of Tenant. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this lease and no one assignment or subletting shall be a consent to any further assignment or subletting.

                  (b) Subject to the above limitations on transfer of Tenant's interest, this lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

         10.      DEFAULT.

                  Any of the following shall constitute a default by Tenant under this lease:

                  (a) Tenant's failure to pay rent or any other charge under this lease within 10 days after it is due, or failure to comply with any other term or condition within 20 days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the 20-day period, this provision shall be satisfied if Tenant commences connection with such period and thereafter proceeds in good faith and with reasonable diligence to effect compliance as soon as possible.

                  (b)  Tenant's  insolvency;  assignment  for the benefit of its
creditors;   Tenant's  voluntary  petition  in  bankruptcy  or  adjudication  as bankrupt, or the appointment of a receiver for Tenant's properties.

                          [Exhibit A - Map of Premises]

                     [Exhibit D - Map of Space in Building]

         11.      REMEDIES FOR DEFAULT.

                  In case of default as described in paragraph 10 above, Landlord shall have the right to the following remedies which are intended to be cumulative and in addition to any other remedies provided under applicable law:

                  (a) Terminate this lease without relieving Tenant from its obligation to pay damages.

                  (b) Retake possession of the Premises by summary proceedings or otherwise, in which case Tenant's liability to Landlord for damages shall survive the tenancy. Landlord may, after such retaking of possession, relet the Premises upon any reasonable terms. No such reletting shall be construed as an acceptance of a surrender of Tenant's leasehold interest.

                  (c) Recover damages caused by Tenant's default which shall include reasonable attorneys' fees at trial and on any appeal therefrom. Landlord may sue periodically to recover damages as they occur throughout the lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the lease equal to the difference between the rent under this lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the rate of 6 percent per annum.

                  (d) Make any payment or perform any obligation required of Tenant so as to cure Tenant's default, in which case Landlord shall be entitled to recover all amounts so expended from Tenant, plus interest at the rate of 10 percent per annum from the date of the expenditure.

         12.      SURRENDER ON TERMINATION.

                  (a) On expiration or early termination of this lease, Tenant shall deliver all keys to Landlord, have final utility readings made on the date of move out, and surrender the Premises clean and free of debris inside and out, with all mechanical, electrical, and plumbing systems in good operating condition, all signing removed and defacement corrected, and all repairs called for under this lease completed. The Premises shall be delivered in the same condition as at the commencement of the term, subject only to depreciation and wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and restore all damage resulting from such removal. Failure to remove said property shall be an abandonment of same, and Landlord may dispose of it in any manner without liability.

                  (b) If Tenant fails to vacate the Premises when required, Landlord may elect either to treat Tenant as a tenant from month to month, subject to all provisions of this lease except the provision for term, or to eject Tenant from the Premises and recover damages caused by wrongful holdover.

         13.      LANDLORD'S LIABILITY.

                  (a) Landlord warrants that so long as Tenant complies with all terms of this lease it shall be entitled to peaceable and undisturbed possession of the Premises free from any eviction or disturbance by Landlord or persons claiming through Landlord.

                  (b) All persons dealing with Pacific Realty  Associates,  L.P.
("Partnership") must look solely to the property and assets of Partnership for the payment of any claim against Partnership or for the performance of any obligation of Partnership as neither the general partner, limited partners, employees, nor agents of Partnership assume any personal liability for obligations entered into on behalf of Partnership (or its predecessors in interest) and their respective properties shall not be subject to the claims of any person in respect of any such liability or obligation. As used herein, the words "property and assets of partnership" exclude any rights of Partnership for the payment of capital contributions or other obligations to it by the general partner or any limited partner in such capacity.

         14.      MORTGAGE OR SALE BY LANDLORD; ESTOPPEL CERTIFICATES.

                  (a) This lease is and shall be prior to any mortgage or deed of trust ("Encumbrance") recorded after the date of this lease and affecting the Building and the land upon which the Building is located. However, if any lender holding an Encumbrance secured by the Building and the land underlying the Building requires that this lease be subordinate to the Encumbrance, then Tenant agrees that this lease shall be subordinate to the Encumbrance if the holder thereof agrees in writing with Tenant that so long as Tenant performs its obligations under this lease no foreclosure, deed given in lieu of the foreclosure, or sale pursuant to the terms of the Encumbrance, or other steps or procedures taken under the Encumbrance shall affect Tenant's rights under this lease. If the foregoing condition is met, Tenant shall execute the written agreement and any other documents required by the holder of the Encumbrance to accomplish the purposes of this paragraph.

                  (b) If the Building is sold as a result of foreclosure of any Encumbrance thereon or otherwise transferred by Landlord or any successor, Tenant shall attach to the purchaser or transferee, and the transferor shall have no further liability hereunder.

                  (c) Either party shall within 20 days after notice from the other execute and deliver to the other party a certificate stating whether or not this lease has been modified and is in full force and effect and specifying any modifications or alleged breaches by the other party. The certificate shall also state the amount of monthly base rent, the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate.

         15.      DISPUTES - ATTORNEYS' FEES.

                  In the event of any litigation arising out of this lease, the prevailing party shall be entitled to recover from the other party, in addition to all other relief provided by law or judgement, its reasonable costs and attorneys' fees incurred both at and in preparation for trial and any appeal or review, such amount to be as determined by the court(s) before which the matter is heard. Disputes between the parties which are to be litigated shall be tried before a judge without a jury.

         16.      SEVERABILITY.

                  If any provision of this lease is held to be invalid, unenforceable or illegal the remaining provisions shall not be affected and shall be enforced to the fullest extent permitted by law.

         17.      INTEREST AND LATE CHARGES.

                  Rent not paid within 10 days of when due shall bear interest from the date due until paid at the rate of 10 percent per annum. Landlord may at its option impose a late charge of $.05 for each $1.00 of rent for rent payments made more than 10 days late in addition to interest and other remedies available for default.

         18.      GENERAL PROVISIONS.

                  (a) Waiver by either party of strict performance of any provision of this lease shall not be a waiver of nor prejudice the party's right otherwise to require performance of the same provision or any other provision.

                  (b) Subject to the limitations on transfer of Tenant's interest, this lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and assigns.

                  (c) Landlord shall have the right to enter upon the Premises with reasonable notice (except in the case of an emergency) to determine Tenant's compliance with this lease, to make necessary repairs to the Building or the Premises, or to show the Premises to any prospective tenant or purchasers. During the last two months of the term, Landlord may place and maintain upon the Premises notices for leasing or sale of the Premises.

                  (d) If this lease commences or terminates at a time other than the beginning or end of one of the specified rental periods, then the rent (including Tenant's share of real property taxes, if any) shall be prorated as of such date, and in the event of termination for reasons other than default all prepaid rent shall be refunded to Tenant or paid on its account.

                  (e) Tenant shall within 10 days following Landlord's written request deliver to Landlord a written statement specifying the dates to which the rent and other charges have been paid, whether the lease is unmodified and in full force and effect, and any other matters that may reasonably be requested by Landlord.

                  (f) Notices between the parties relating to this lease shall be in writing, effective when delivered, or if mailed, effective on the second day following mailing, postage prepaid, to the address for the party stated in this lease or to such other address as either party may specify by notice to the other. Rent shall be payable to Landlord at the same address and in the same manner.

         19.      REPAYMENT OF FREE RENT.

                  This lease provides for a period of "free" rent (hereinafter referred to as "the Abated Rent"). Tenant shall be credited with having paid all of the Abated Rent on the expiration of the lease term only if Tenant has fully, faithfully, and punctually performed all of Tenant's obligations hereunder, including the payment of all rent (other than the Abated Rent) and all other monetary obligations and the surrender of the Property in the physical condition required by this lease. Tenant acknowledges that the Tenant's right to receive credit for the Abated Rent is absolutely conditioned upon Tenant's full faithful and punctual performance of its obligations under this lease. The Abated Rent shall immediately become due and payable in full and this lease shall be enforced as if there were no such rent abatement or other rent concessions, in the event of default by Tenant under this lease and such default is not cured within any applicable grace period.

         20.      TENANT IMPROVEMENTS.

                  (a) Landlord shall, at its expense, perform the following work within the Premises:

                           1. Configure  the Premises  generally as shown on the
                              attached Exhibit C.

                           2. Repaint the walls.

                           3. Provide and install new carpet.

                           4. Provide and install new vinyl  composition tile in
                              the kitchen area.

                  The improvements shall be done in a workmanlike manner and shall be to PacTrust Business Center tenant finish standards.

                  (b) Landlord shall provide Tenant with a $2,500.00 allowance to rehabilitate the reception counter.

         21.      EXPANSION OPTION.

                  Tenant shall have the right to expand into a larger space located within PacTrust Business Center with 90 days written notice to Landlord, provided such space is available.

         22.      WARRANTY.

                  Landlord shall grant Tenant an 18-month warranty for the heating, ventilating, and air conditioning system, provided that Tenant contracts with a reputable service contractor to provide proper maintenance for the system. Such warranty shall be in effect for 18 months from occupancy.

         IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this lease as of the day and year first written above.

PACIFIC REALTY ASSOCIATES, LP.,                AMERICAN SHOW MANAGEMENT,
A DELAWARE LIMITED PARTNERSHIP                 INC., AN OREGON CORPORATION


BY PACTRUST REALTY, INC., A DELAWARE
  CORPORATION, ITS GENERAL PARTNER


         By /s/ David G. Hicks                 By       /s/ [illegible]
         David G. Hicks                        Name     Patrick J. [illegible]
         Vice President                        Title    President & COO


                                               By     --------------------------
                                               Name   --------------------------
                                               Title  --------------------------


ADDRESS FOR NOTICES/RENT PAYMENTS TO           ADDRESS FOR LEGAL NOTICES TO
LANDLORD:                                      TENANT:
15350 S.W. Sequoia Parkway, Suite 300          ---------------------------------
Portland, Oregon  97224                        ---------------------------------
                                               ---------------------------------

                                               ADDRESS FOR INVOICES TO TENANT:
                                               ---------------------------------
                                               ---------------------------------
                                               ---------------------------------